                                  EXHIBIT 10.1

                AMENDED AND RESTATED LIBERTY SAVINGS BANK, F.S.B.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                              AMENDED AND RESTATED
                              LIBERTY SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                         EFFECTIVE AS OF OCTOBER 1, 2005

                              AMENDED AND RESTATED
                              LIBERTY SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                  CERTIFICATION

     I, Brent Giles, President and Chief Executive Officer of Liberty Savings Bank, hereby certify that the attached Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan, effective October 1, 2005, was adopted at a duly held meeting of the Board of Directors of the Bank.

                                        LIBERTY SAVINGS BANK


                                        By: /s/ Brent Giles
                                            ------------------------------------
                                            Brent Giles
                                            President and Chief Executive
                                            Officer

                               AMENDED AND RESTATED
                              LIBERTY SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS

Section 1  - Introduction...................................................   1
Section 2  - Definitions....................................................   2
Section 3  - Eligibility and Participation..................................   8
Section 4  - Contributions..................................................  10
Section 5  - Plan Accounting................................................  12
Section 6  - Vesting and Forfeitures........................................  18
Section 7  - Distributions..................................................  20
Section 8  - Voting of Company Stock and Tender Offers......................  25
Section 9  - The Committee and Plan Administration..........................  26
Section 10 - Rules Governing Benefit Claims................................   29
Section 11 - The Trust.....................................................   30
Section 12 - Adoption, Amendment and Termination...........................   31
Section 13 - General Provisions............................................   33
Section 14 - Top-Heavy Provisions..........................................   35

                                    SECTION 1
                                  INTRODUCTION

SECTION 1.01 NATURE OF THE PLAN.

Effective as of January 1, 1993, Liberty Savings Bank (the "Bank") adopted the Liberty Savings Bank Employee Stock Ownership Plan (the "Plan") to enable Eligible Employees (as defined in Section 2.01(o) of the Plan) to acquire stock ownership interests in Liberty Savings Bank. This document constitutes a restatement of the prior Plan document, and amendments thereto, in its entirety. The provisions of this amendment and restatement are generally effective as of October 1, 2005, except for retroactive effective dates required by the General Agreement on Tariffs and Trade (GATT), the Uniformed Services Employment and Reemployment Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97) and the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA '98), or any final Department of Treasury regulation published since the most recent effective date of the Plan. The Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The provisions related to EGTRRA are intended as good faith compliance with EGTRRA and the guidance issued thereunder. To the extent any provision of the Plan was operated according to an effective date earlier than as required by law, then such date shall be the effective date with respect to that provision of the Plan.

The Bank intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA and Sections 409(l) and 4975(e)(8) of the Code. Accordingly, the Plan and Trust Agreement (as defined in Section 2.01(mm) of the Plan) shall be interpreted and applied in a manner consistent with the Bank's intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.

SECTION 1.02 EMPLOYERS AND AFFILIATES.

The Bank and each of its Affiliates (as defined in Section 2.01(c) of the Plan) that, with the consent of the Bank, adopt the Plan pursuant to the provisions of
Section 12.01 of the Plan are collectively referred to as the "Employers" and individually as an "Employer." The Plan shall be treated as a single plan with respect to all participating Employers.

                                    SECTION 2
                                   DEFINITIONS

SECTION 2.01 DEFINITIONS.

In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "ACCOUNT" or "ACCOUNTS" mean a Participant's or Beneficiary's Company Stock Account and/or his Other Investments Account, as the context so requires.

(b) "ACQUISITION LOAN" means a loan or other extension of credit, including an installment obligation to a "party in interest" (as defined in Section 3(14) of ERISA) incurred by the Trustee in connection with the purchase of Company Stock.

(c) "AFFILIATE" means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.

(d) "BANK" means Liberty Savings Bank, and any entity that succeeds to the business of the Liberty Savings Bank and adopts this Plan in accordance with the provisions of Section 12.02 of the Plan, or by written agreement assumes the obligations of the Plan.

(e) "BENEFICIARY" means the person(s) entitled to receive benefits under the Plan following a Participant's death, pursuant to Section 7.03 of the Plan.

(f)  "CHANGE IN CONTROL" means any one of the following events occurs:

     (i) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

     (ii) Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

     (iii) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

     (iv) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

     Notwithstanding anything in this Plan to the contrary, in no event shall the reorganization of the Bank from the mutual holding company form of organization to the full stock holding company form of organization (including the elimination of the mutual holding company) constitute a "Change in Control" for purposes of this Plan.

(g)  "CODE" means the Internal Revenue Code of 1986, as amended.

(h) "COMMITTEE" means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.

(i) "COMPANY" means Liberty Bancorp, Inc. and any entity which succeeds to the business of Liberty Bancorp, Inc.

(j) "COMPANY STOCK" means shares of the voting common stock or preferred stock, meeting the requirements of Section 409 of the Code and Section 407(d)(5) of ERISA, issued by the Company or its Affiliates.

(k) "COMPANY STOCK ACCOUNT" means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.

(l) "COMPENSATION" means the amount of W-2 earnings paid to an Employee by the Employer (plus any amounts withheld from the Employee under a 401(k) Plan or cafeteria plan sponsored by the Employer, and any amounts withheld from the Employee under a plan sponsored by the Employer and described in
     Section 132(f)(4) of the Code) within a Plan Year.

     A Participant's Compensation shall not exceed the limit set forth in
     Section 401(a)(17) of the Code ($210,000 for Plan Years beginning January 1, 2005). If the Plan Year for which a Participant's Compensation is measured is less than twelve (12) calendar months, then the amount of Compensation taken into account for such Plan Year shall be the adjusted amount for such Plan Year, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, Compensation received from an Affiliate shall be recognized as Compensation.

(m) "DISABILITY" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders the Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act. The Disability of a Participant shall be determined by the Plan Administrator, in its sole discretion.

(n)  "EFFECTIVE DATE" means October 1, 2005.

(o) "ELIGIBLE EMPLOYEE" means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.

(p)  Reserved.

(q) "EMPLOYEE" means any person who is actually performing services for the Employer or an Affiliate in a common-law, employer-employee relationship as determined under Sections 31.3121(d)-1, 31.3306(i)-1, or 31.3401(c)-1 of
     the Treasury Regulations and any "Leased Employee" as defined in Section 3.02(b) of this Plan.

(r) "EMPLOYER" or "EMPLOYERS" means the Bank and any of its Affiliates that adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity which succeeds to the business of the Bank or its Affiliates and which adopts the Plan in accordance with the provisions of
     Section 12.02 of the Plan, or by written agreement assumes the obligations under the Plan.

(s) "ENTRY DATE" means the first day of the first and seventh months of the Plan Year following the date the Employee satisfies the requirements for participation under Section 3.01 of the Plan.

(t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(u)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

(v) "FINANCED SHARES" means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, which shall constitute "qualifying employer securities" under Section 409(l) of the Code and any shares of Company Stock received upon conversion or exchange of such shares.

(w) "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, for a particular Plan Year, satisfies one of the following conditions:

     (i) was a "5-percent owner" (as defined in Section 414(q)(2) of the Code) during the year or the preceding year, or

     (ii) for the preceding year, had "compensation" (as defined in Section 414(q)(4) of the Code) from the Bank and its Affiliates exceeding the limit in Section 414(q)(1) of the Code ($95,000 for Plan Years beginning January 1, 2005).

(x)  "HOURS OF SERVICE" means:

     (i) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

     (ii) Each hour for which an Employee is paid, or entitled to payment, for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, no credit shall be given to the Employee for:

          (A) more than 501 hours under this clause (ii) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period);

          (B) an hour for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, unemployment, or disability insurance laws; or

          (C) an hour or a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

     (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that hours credited under either clause (i) or (ii) above shall not also be credited under this clause (iii). Crediting of hours for back pay awarded or agreed to with respect to periods described in clause
          (ii) above will be subject to the limitations set forth in that clause.

The crediting of Hours of Service shall be determined by the Committee in accordance with the rules set forth in Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification. If an Employer finds it impracticable to count actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly period in which he has at least one Hour of Service. However, an Employee shall be credited with Hours of Service only for his normal working hours during a paid absence. Hours of Service shall be credited for employment with an Affiliate.

For purposes of determining whether an Employee has incurred a One Year Break in Service and for vesting and participation purposes, if an Employee begins a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code, his Hours of Service shall include the Hours of Service that would have been credited to him if he had not been so absent (or 45 Hours of Service for each week of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins (if such crediting will prevent him from incurring a One Year Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. An absence from employment for maternity or paternity reasons means an absence:

     (i)  by reason of pregnancy of the Employee,

     (ii) by reason of the birth of a child of the Employee,

     (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

     (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(y) "LATER RETIREMENT DATE" means the first day of the month coincident with or next following a Participant's date of actual retirement which occurs after his Normal Retirement Date.

(z) "LOAN SUSPENSE ACCOUNT" means that portion of the Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants' Accounts.

(aa) "NORMAL RETIREMENT AGE" means attainment of age 60.

(bb) "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following the Participant's attainment of Normal Retirement Age.

(cc) "ONE YEAR BREAK IN SERVICE" means a twelve (12) consecutive month period during which the Participant does not complete more than 500 Hours of Service.

(dd) "OTHER INVESTMENTS ACCOUNT" means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

(ee) "PARTICIPANT" means any Eligible Employee who has become a Participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.

(ff) "PLAN" means the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan, as amended from time to time.

(gg) "PLAN YEAR" means October 1 - September 30.

(hh) "RECOGNIZED ABSENCE" means a period for which:

     (i) an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

     (ii) an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

     (iii) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

(ii) "RETIREMENT DATE" means a Participant's Normal or Later Retirement Date, whichever is applicable.

(jj) "SERVICE" means employment with the Bank or an Affiliate.

(kk) "TERMINATION OF SERVICE" means the earlier of (a) the date on which an Employee's Service is terminated by reason of his resignation, retirement, discharge, death or Disability or (b) the first anniversary of the date on which such Employee's service is terminated for disability of a short-term nature or any other reason. Service in the Armed Forces of the United States shall not constitute a Termination of Service but shall be considered to be a period of employment by the Employer provided (i) such military service is caused by war or other emergency or the Employee is required to serve under the laws of conscription in time of peace, (ii) the Employee returns to employment with the Employer within six (6) months following discharge from such military service and (iii) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States. A leave of absence granted to an Employee by the Employer shall not constitute a Termination of Service provided that the Participant returns to the active service of the Employer at the expiration of any such period for which leave has been granted. Notwithstanding the foregoing, an Employee who is absent from service with the Employer beyond the first anniversary of the first date of his absence for maternity or paternity reasons set forth in Section 2.01 of the Plan shall incur a Termination of Service for purposes of the Plan on the second anniversary of the date of such absence.

(ll) "TREASURY REGULATIONS" mean the regulations promulgated by the Department of the Treasury under the Code.

(mm) "TRUST" means the Liberty Savings Bank Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

(nn) "TRUST AGREEMENT" means the trust agreement establishing the Trust.

(oo) "TRUST FUND" means the assets held in the Trust for the benefit of Participants and their Beneficiaries.

(pp) "TRUSTEE" means the trustee or trustees from time to time in office under the Trust Agreement.

(qq) "VALUATION DATE" means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust Participants' Accounts accordingly.

(rr) "VALUATION PERIOD" means the period following a Valuation Date and ending with the next Valuation Date.

(ss) "YEAR OF SERVICE" shall mean any Plan Year (or calendar year prior to 1993) in which the Employee completes 1,000 Hours of Service after attainment of age 18.

                                    SECTION 3
                          ELIGIBILITY AND PARTICIPATION

SECTION 3.01 PARTICIPATION.

(a) Any Eligible Employee who has attained age 21 and is employed by the Employer on the date which is 12 months after his date of hire (regardless of Hours of Service) shall enter the Plan on the Entry Date next following or coincident with his satisfaction of the eligibility requirements set forth in this Section 3.01.

(b) Any Employee who had satisfied the requirements set forth in Section 3.01(a) during the 12-month period prior to the Effective Date of this restatement shall become a Participant on the Effective Date, provided he was still employed by the Employer on the Effective Date.

SECTION 3.02 CERTAIN EMPLOYEES INELIGIBLE.

The following Employees are ineligible to participate in the Plan:

(a) Employees covered by a collective bargaining agreement between the Employer and the Employee's collective bargaining representative if:

     (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

     (ii) the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;

(b) Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States; and

(c) Employees of an Affiliate of the Bank that has not adopted the Plan pursuant to Sections 12.01 or 12.02 of the Plan.

SECTION 3.03 TRANSFER TO AND FROM ELIGIBLE EMPLOYMENT.

(a)  If an Employee ineligible to participate in the Plan by reason of Section
     3.02 of the Plan transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:

     (i)  the first Entry Date after the date of transfer, or

     (ii) the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan.

(b) If a Participant transfers to an employment position that makes him ineligible to participate in the Plan as of the date of such transfer, he shall cease active participation in the Plan as of such date and his transfer shall be treated for all purposes under the Plan in the same manner as any other termination of Service.

SECTION 3.04 PARTICIPATION AFTER REEMPLOYMENT.

A former Employee who is reemployed by an Employer and has previously satisfied the eligibility requirements of Section 3.01 of the Plan shall become a Participant as of his date of reemployment. A former Employee who is reemployed by an Employer and has not previously satisfied the eligibility requirements of
Section 3.01 shall be treated as a new Employee and prior Service shall be disregarded.

SECTION 3.05 PARTICIPATION NOT GUARANTEE OF EMPLOYMENT.

Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.

                                    SECTION 4
                                  CONTRIBUTIONS

SECTION 4.01 EMPLOYER CONTRIBUTIONS.

(a) DISCRETIONARY CONTRIBUTIONS. Each Plan Year, each Employer, in its discretion, may make a contribution to the Trust. Each Employer making a contribution for any Plan Year under this Section 4.01(a) will contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the Employer shall determine by resolution. Notwithstanding the Employer's discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code.

(b) EMPLOYER CONTRIBUTIONS FOR ACQUISITION LOANS. Each Plan Year, the Employers shall, subject to any regulatory prohibitions, contribute an amount of cash sufficient to enable the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan(s) pursuant to the terms of the Acquisition Loan(s). The Employers' obligation to make contributions under this Section 4.01(b) shall be reduced to the extent of any investment earnings attributable to such contributions and any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense Account. If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.

SECTION 4.02 LIMITATIONS ON CONTRIBUTIONS.

In no event shall an Employer's contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:

(a) The maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and

(b) The maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.

SECTION 4.03 ACQUISITION LOANS.

The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, shall not be payable in demand, except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible securities within the provisions of Section 54.4975-7(b) of the Treasury Regulations. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated to Participants' Accounts in accordance with the provisions of Sections 5.04 or
5.08 of the Plan, whichever is applicable. Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Accounts of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Account for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bears to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payment of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.

SECTION 4.04 CONDITIONS AS TO CONTRIBUTIONS.

In addition to the provisions of Section 12.03 of the Plan for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the Employer originally made such contribution, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust in order that the balance credited to each Participant Account is not less than it would have been if the contribution had never been made by the Employer.

SECTION 4.05 EMPLOYEE CONTRIBUTIONS.

Employee contributions are neither required nor permitted under the Plan.

SECTION 4.06 ROLLOVER CONTRIBUTIONS.

Rollover contributions to the Plan of assets from other tax-qualified retirement plans are not permitted under the Plan.

SECTION 4.07 TRUSTEE-TO-TRUSTEE TRANSFERS.

Trustee-to-trustee transfers of assets from other tax-qualified retirement plans are not permitted under the Plan.

                                    SECTION 5
                                 PLAN ACCOUNTING

SECTION 5.01 ACCOUNTING FOR ALLOCATIONS.

The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making allocations to Participants' Accounts as provided for in this Section
5. The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant's Company Stock Account. The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan(s) and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan(s). From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.

SECTION 5.02 MAINTENANCE OF PARTICIPANTS' COMPANY STOCK ACCOUNTS.

As of each Valuation Date, the Committee shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:

(a) First, charge to each Participant's Company Stock Account all distributions and payments made to the Participant that have not been previously charged;

(b) Next, credit to each Participant's Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from the Participant's Other Investments

     Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan;

(c) Next, credit to each Participant's Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section
     5.04 of the Plan; and

(d) Finally, credit to each Participant's Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.09 of the Plan.

SECTION 5.03 MAINTENANCE OF PARTICIPANTS' OTHER INVESTMENTS ACCOUNTS.

Except as otherwise provided for under Section 5.08 of the Plan, as of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:

(a) First, charge to each Participant's Other Investments Account all distributions and payments made to the Participant that have not previously been charged;

(b) Next, if Company Stock is purchased with assets from a Participant's Other Investments Account, charge the Participant's Other Investments Account accordingly;

(c) Next, subject to the dividend provisions of Section 5.09 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant's Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan. Subject to the provisions of Section 5.09 of the Plan, cash dividends that have not been used to repay any Acquisition Loan and have been credited to a Participant's Other Investments Account shall be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant. The Participant's Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock. In addition, any earnings on:

     (i) Participants' Other Investments Accounts will be allocated to Accounts, pro rata, based on Participants' Other Investments Account balances as of the first day of the Valuation Period, and

     (ii) the Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants' Other Investments Accounts, pro rata, based on their Other Investments Account balances as of the first day of the Valuation Period;

(d)  Next, allocate and credit the Employer contributions made pursuant to
     Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan, in accordance with Section 5.04 of the Plan. Such amount shall then be used to repay any Acquisition Loan and such Participant's Other Investments Account shall be charged accordingly; and

(e) Finally, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan.

SECTION 5.04 ALLOCATION AND CREDITING OF EMPLOYER CONTRIBUTIONS.

(a) Except as otherwise provided for in Sections 5.08 and 5.09 of the Plan, as of the Valuation Date for each Plan Year:

     (i) Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan shall be allocated and credited to each Active Participant's (as defined in paragraph (b) of this Section 5.04) Company Stock Account based on the ratio that each Active Participant's Compensation bears to the aggregate Compensation of all Active Participants for the Plan Year, and then

     (ii) The cash contributions not used to repay an Acquisition Loan and any other property contributed for that year shall be allocated and credited to each Active Participant's Other Investments Account based on the ratio determined by comparing each Active Participant's Compensation while a Participant to the aggregate Compensation of all Active Participants for the Plan Year.

(b) For purposes of this Section 5.04, the term "Active Participant" means those Eligible Employees who:

     (i) are employed on the last day of the Plan Year and have completed 500 Hours of Service during the Plan Year; or

     (ii) terminated employment during the Plan Year by reason of death, Disability, or attainment of their Normal or Later Retirement Date.

SECTION 5.05 LIMITATIONS ON ALLOCATIONS.

(a) IN GENERAL. Subject to the provisions of this Section 5.05, Section 415 of the Code shall be incorporated by reference into the terms of the Plan. No allocation shall be made under Section 5.04 of the Plan that would result in a violation of Section 415 of the Code.

(b) CODE SECTION 415 COMPENSATION. For purposes of this Section 5.05, Compensation shall be adjusted to reflect the general rule of Section 1.415-2(d) of the Treasury Regulations.

(c) LIMITATION YEAR. The "limitation year" (within the meaning of Section 415 of the Code) shall be October 1 - September 30.

(d) MULTIPLE DEFINED CONTRIBUTION PLANS. In any case where a Participant also participates in another defined contribution plan of the Bank or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan.

(e)  EXCESS ALLOCATIONS. If, after applying the allocation provisions under
     Section 5.04 of the Plan, allocations under Section 5.04 of the Plan would otherwise result in a violation of Section 415 of the Code, the Committee shall allocate and reallocate employer contributions to other Participants in the Plan for the limitation year or, if such allocation and reallocation causes the limitations of Section 415 of the Code to be exceeded, shall hold excess amounts in an unallocated suspense account for allocation in a subsequent Plan Year in accordance with Section 1.415-6(b)(6)(i) of the Treasury Regulations. Such suspense account, if permitted, will be credited before any allocation of contributions for subsequent limitation years.

(f) ALLOCATIONS PURSUANT TO SECTION 5.08. For purposes of this Section 5.05, no amount credited to any Participant's Account pursuant to Section 5.08 of the Plan shall be counted as an "annual addition" for purposes of Section 415 of the Code. In the event any amount cannot be allocated to Affected Participants (as defined in Section 5.08 of the Plan) under the Plan pursuant to Section 5.08 of the Plan in the year of a Change in Control, the amount which may not be so allocated in the year of the Change in Control shall be treated in accordance with paragraph (e) of this Section 5.05.

SECTION 5.06 OTHER LIMITATIONS.

Aside from the limitations set forth in Section 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan be allocated to the Accounts of Highly Compensated Employees. In order to ensure that such allocations are not made, the Committee shall, beginning with the Participants whose Compensation exceeds the limit then in effect under Section 401(a)(17) of the Code, reduce the amount of Compensation of such Highly Compensated Employees on a pro-rata basis per individual that would otherwise be taken into account for purposes of allocating benefits under Section 5.04 of the Plan. If, in order to satisfy this Section 5.06, any such Participant's Compensation must be reduced to an amount that is lower than the Compensation amount of the next highest paid (based on such Participant's Compensation) Highly Compensated Employee (the "breakpoint amount"), then, for purposes of allocating benefits under Section 5.04 of the Plan, the Compensation of all concerned Participants shall be reduced to an amount not to exceed such breakpoint amount.

SECTION 5.07 LIMITATIONS AS TO CERTAIN SECTION 1042 TRANSACTIONS.

To the extent that a shareholder of Company Stock sells qualifying Company Stock to the Plan and elects (with the consent of the Bank) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or other dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten
(10) year period beginning on the later of the date of the sale of the qualified Company Stock, or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a)  the selling shareholder;

(b) the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c) any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of:

     (i)  any class of outstanding stock of the Company or any Affiliate, or

     (ii) the total value of any class of outstanding stock of the Company or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

SECTION 5.08 ALLOCATIONS UPON TERMINATION PRIOR TO SATISFACTION OF ACQUISITION LOAN.

(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Plan shall terminate as of the effective date of the Change in Control and, as soon as practicable thereafter, the Trustee shall repay in full any outstanding Acquisition Loan. In connection with such repayment, the Trustee shall: (i) apply cash, if any, received by the Plan in connection with the transaction constituting a Change in Control, with respect to the unallocated shares of Company Stock acquired with the proceeds of the Acquisition Loan, and (ii) to the extent additionally required to effect the repayment of the Acquisition Loan, obtain cash through the sale of any stock or security received by the Plan in connection with such transaction, with respect to such unallocated shares of Company Stock. After repayment of the Acquisition Loan, all remaining shares of Company Stock held in the Loan Suspense Account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Loan Suspense Account, shall be allocated among the Accounts of all Participants who were employed by an Employer on the date immediately preceding the effective date of the Change in Control. Such allocations of shares or cash proceeds shall be credited as earnings for purposes of Section 5.05 of the Plan and Section 415 of the Code, as of the effective date of the Change in Control, to the Account of each Participant who is either in active Service with an Employer, or is on a Recognized Absence, on the date immediately preceding the effective date of the Change of Control (each an "Affected

     Participant"), in proportion to the opening balances in their Company Stock Accounts as of the first day of the current Valuation Period. As of the effective date of a Change in Control, all Participant Accounts shall be fully vested and nonforfeitable.

(b) In the event of a termination of the Plan in connection with a Change in Control, this Section 5.08 shall have no force and effect unless the price paid for the Company Stock in connection with a Change in Control is greater than the average basis of the unallocated Company Stock held in the Loan Suspense Account as of the date of the Change in Control.

SECTION 5.09 DIVIDENDS.

(a) STOCK DIVIDENDS. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among the Participants' Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b) CASH DIVIDENDS ON ALLOCATED SHARES. Dividends on Company Stock credited to Participants' Accounts which are received by the Trustee in the form of cash shall, at the direction of the Bank, either:

     (i) be credited to Participants' Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

     (ii) be distributed immediately to the Participants;

     (iii) be distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

     (iv) be used to repay principal and interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the alternatives specified in the preceding paragraph regarding the treatment of cash dividends paid with respect to shares of Company Stock credited to Participants' Accounts, if authorized by the Committee for the Plan Year, a Participant may elect that cash dividends paid on Company Stock credited to the Participant's Account shall either be:

     (i) paid to the Plan, reinvested in Company Stock and credited to the Participant's Account;

     (ii) distributed in cash to the Participant; or

     (iii) distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.

Dividends subject to an election under this paragraph (and any Company Stock acquired therewith pursuant to a Participant's election) shall at all times be fully vested. To the extent the Committee authorizes dividend elections pursuant to this paragraph, the Committee shall establish policies and procedures relating to Participant elections and, if applicable, the reinvestment of cash dividends in Company Stock, which are consistent with guidance issued under
Section 404(k) of the Code.

(c) CASH DIVIDENDS ON UNALLOCATED SHARES. Dividends on Company Stock held in the Loan Suspense Account received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Acquisition Loan(s) incurred with the purchase of Company Stock.

(d) FINANCED SHARES. Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock shall be allocated under Sections 5.03 and 5.04 of the Plan as follows:

     (i) First, Financed Shares with a fair market value at least equal to the dividends paid with respect to the Company Stock allocated to Participants' Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date the dividend is declared by the Company; and

     (ii) Next, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant's Compensation.

                                    SECTION 6
                             VESTING AND FORFEITURES

SECTION 6.01 DEFERRED VESTING IN ACCOUNTS.

(a) Employees who were employed by Liberty Savings Bank, F.S.B. on or before January 1, 2004 shall vest in their Accounts in accordance with the following schedule:

Years of Service   Vested Percentage
----------------   -----------------
      One                  20%
      Two                  40%
      Three                60%
      Four                 80%
      Five                100%

(b) Participants who were employed after January 1, 2004, shall vest in their Accounts in accordance with the following schedule:

Years of Service   Vested Percentage
----------------   -----------------
0 - 4                       0%
5 or more                 100%

(c)  For purposes of determining a Participant's Years of Service under this
     Section 6.01, a Participant must be credited employment with the Bank or an Affiliate shall be deemed employment with the Employer. For purposes of determining a Participant's vested percentage in his Accounts, all Years of Service shall be included, beginning with the Employee's initial service with the Employer.

SECTION 6.02 IMMEDIATE VESTING IN CERTAIN SITUATIONS.

(a) Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:

     (i) termination of the Plan or upon the permanent and complete discontinuance of contributions by the Employer to the Plan; provided, however, that in the event of a partial termination of the Plan, the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

     (ii) Attainment of his Normal Retirement Age;

     (iii) a Change in Control; or

     (iv) Termination of Service by reason of death or Disability.

SECTION 6.03 TREATMENT OF FORFEITURES.

(a) If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:

     (i) the date the Participant receives a distribution of his entire vested benefits under the Plan, or

     (ii) the date at which the Participant incurs five (5) consecutive One Year Breaks in Service.

(b) If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive One Year Breaks in Service, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the previous distribution. The amount restored to the Participant's Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by the Employer for that year. If a Participant's employment terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c) If a Participant who has terminated employment but has not received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive One Year Breaks in Service, any undistributed balance of his Accounts from his prior participation which was not forfeited shall be maintained as a fully vested subaccount within his Account.

(d) If a portion of a Participant's Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.

(e)  Forfeitures shall be reallocated among the other Participants in the Plan.

SECTION 6.04 ACCOUNTING FOR FORFEITURES.

A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan. Except as otherwise provided in Section 6.03 of the Plan, a forfeiture shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 5 as of the last day of the Plan Year in which the forfeiture becomes certain.

SECTION 6.05 VESTING UPON REEMPLOYMENT.

If a Participant incurs a One Year Break in Service and again performs an Hour of Service, such Participant shall receive credit, for purposes of Section 6.01 of the Plan, for his Years of Service prior to his One Year Break in Service.

                                    SECTION 7
                                  DISTRIBUTIONS

SECTION 7.01 DISTRIBUTION OF BENEFIT UPON A TERMINATION OF EMPLOYMENT.

(a) A Participant whose employment terminates for any reason shall receive the entire vested portion of his Accounts in a single payment on a date selected by the Committee; provided, however, that such date shall be as soon as practicable after the end of the Plan Year in which the Participant's employment terminated. The benefits from that portion of the Participant's Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment. Subject to the provisions of Section 7.05 of the Plan, all benefits under the Plan shall be distributed in the form of Company Stock. Fractional shares will be distributed in cash.

(b) Notwithstanding paragraph (a) of this Section 7.01, if the balance credited to a Participant's Accounts exceeds, at the time such benefit was distributable, $1,000, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant's right to defer receipt of his benefits under the Plan. The notice shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 90 days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under
     Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

     (i) the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

     (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

SECTION 7.02 MINIMUM DISTRIBUTION REQUIREMENTS.

With respect to all Participants, other than those who are "5% owners" (as defined in Section 416 of the Code), benefits shall be paid on the required beginning date which is no later than the April 1st of the later of:

     (i) the calendar year following the calendar year in which the Participant attains age 70-1/2, or

     (ii) the calendar year in which the Participant retires.

With respect to all Participants who are 5% owners within the meaning of Section 416 of the Code, such Participants' benefits shall be paid no later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2.

SECTION 7.03 BENEFITS ON A PARTICIPANT'S DEATH.

(a) If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. If the Participant has not named a Beneficiary or his named Beneficiary should not survive him, then the balance in his Accounts shall be paid to his estate. The benefits from that portion of the Participant's Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.

(b) If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary. A married Participant may name an individual other than his spouse as Beneficiary provided that such election is accompanied by the spouse's written consent which must:

     (i)  acknowledge the effect of the election;

     (ii) explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse's further consent or that it may be changed without such consent; and

     (iii) must be witnessed by the Committee, its representative, or a notary public.

This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the spouse may not be located.

(c) The Committee shall, from time to time, take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant as to the Participant's marital status.

SECTION 7.04 DELAY IN BENEFIT DETERMINATION.

If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this
Section 7, the benefits shall in any event be paid within 60 days after they can first be determined.

SECTION 7.05 OPTIONS TO RECEIVE AND SELL COMPANY STOCK.

(a) Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant's entire vested interest in his Accounts in the form of Company Stock. In that event, the Committee shall apply the Participant's vested interest in his

     Other Investments Account to purchase sufficient Company Stock to make the required distribution.

(b) Any Participant who receives Company Stock pursuant to this Section 7.05, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the "put right"). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock's current fair market value. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the Company Stock. However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.

(c) With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(d) Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock. The put right described in this Section 7.05 may only be exercised by a person described in paragraph
     (b) of this Section 7.05, and may not be transferred with any Company Stock to any other person. As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right must be nonterminable. The put right for Company Stock acquired through an Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is then an employee stock ownership plan.

SECTION 7.06 RESTRICTIONS ON DISPOSITION OF COMPANY STOCK.

Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, divorce or separation from the Participant, or a rollover distribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.

SECTION 7.07 DIRECT TRANSFER OF ELIGIBLE PLAN DISTRIBUTIONS

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee (as defined below) may elect to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below). A "distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For purposes of this Section 7.07 a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b) To effect such a direct transfer, the distributee must notify the Committee that a direct rollover is desired and provide to the Committee sufficient information regarding the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

(c) For purposes of this Section 7.07, an "eligible rollover distribution" shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant's Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten years or more. Further, the term "eligible rollover distribution" shall not include any distribution required to be made under
     Section 401(a)(9) of the

     Code or, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock). To the extent applicable under the Plan, "eligible rollover distributions" shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(d) For purposes of this Section 7.07, an "eligible retirement plan" shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not consistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity or annuity plan described in Section 403(a) or Section 403(b) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, or (v) a governmental plan under Section 457 of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.

(e) An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order as defined in Section 414(p) of the Code.

                                    SECTION 8
                    VOTING OF COMPANY STOCK AND TENDER OFFERS

SECTION 8.01 VOTING OF COMPANY STOCK.

(a) IN GENERAL. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.

(b) ALLOCATED SHARES. Shares of Company Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions.

(c) UNINSTRUCTED AND UNALLOCATED SHARES. Shares of Company Stock which have been allocated to Participants' Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants' Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

(d) PROCEDURE AND CONFIDENTIALITY. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

SECTION 8.02 TENDER OFFERS.

In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

                                    SECTION 9
                      THE COMMITTEE AND PLAN ADMINISTRATION

SECTION 9.01 IDENTITY OF THE COMMITTEE.

The Committee shall consist of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days' written notice to such individual and any individual may resign from the Committee at any time without reason upon ten
(10) days' written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

SECTION 9.02 AUTHORITY OF COMMITTEE.

(a) The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:

     (i) allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement;

     (ii) delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee; or

     (iii) allocated to other parties by operation of law.

(b) The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.

(c) The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided for in the Trust Agreement.

(d) In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for their services rendered with respect to the operation or administration of the Plan, to the extent such payments are not otherwise prohibited by law.

SECTION 9.03 DUTIES OF COMMITTEE.

(a) The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA, the Code and other applicable laws and regulations.

(b) The Committee shall have exclusive responsibility and authority with respect to the Plan's holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.

(c) The Committee shall at all times act consistently with the Bank's long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock. Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Sections 7.05 and 11.04 of the Plan as to Participants' rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants' Accounts. In determining the proper extent of the Trust Fund's investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.

(d) If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine the value of the Company Stock for all purposes under the Plan. Such value shall be determined as of each Valuation Date and on any other date as of which the Trustee purchases or sells Company Stock in a manner consistent with
     Section 4975 of the Code and the Treasury Regulations issued thereunder. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser (as defined in Section 401(a)(28)(c) of the Code).

SECTION 9.04 COMPLIANCE WITH ERISA AND THE CODE.

The Committee shall perform all acts necessary to ensure the Plan's compliance with ERISA and the Code. Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

SECTION 9.05 ACTION BY COMMITTEE.

All actions of the Committee shall be governed by the affirmative vote of a majority of the total number of Committee members. The members of the Committee may meet informally and may take any action without meeting as a group.

SECTION 9.06 EXECUTION OF DOCUMENTS.

Any instrument to be executed by the Committee may be signed by any member of the Committee.

SECTION 9.07 ADOPTION OF RULES.

The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.

SECTION 9.08 RESPONSIBILITIES TO PARTICIPANTS.

The Committee shall determine which Employees qualify to participate in the Plan. The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information that may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.

SECTION 9.09 ALTERNATIVE PAYEES IN EVENT OF INCAPACITY.

If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

SECTION 9.10 INDEMNIFICATION BY EMPLOYERS.

Except as separately agreed upon in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law, against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual, or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

SECTION 9.11 ABSTENTION BY INTERESTED MEMBER.

Any member of the Committee who is also a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless an abstention would render the Committee incapable of acting on the matter.

                                   SECTION 10
                         RULES GOVERNING BENEFIT CLAIMS

SECTION 10.01 CLAIM FOR BENEFITS.

Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Section 7 of the Plan.

SECTION 10.02 NOTIFICATION BY COMMITTEE.

Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(a)  each specific reason for the denial;

(b) specific references to the pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d) an explanation of the claims review procedures set forth in Section 10.03 of the Plan.

SECTION 10.03 CLAIMS REVIEW PROCEDURE.

Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal, the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

                                   SECTION 11
                                    THE TRUST

SECTION 11.01 CREATION OF TRUST FUND.

All amounts received under the Plan from an Employer and investments shall be held in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement. The benefits described in this Plan shall be payable only from the assets of the Trust Fund. Neither the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

SECTION 11.02 COMPANY STOCK AND OTHER INVESTMENTS.

The Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock. The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.

SECTION 11.03 ACQUISITION OF COMPANY STOCK.

From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan. The Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.

SECTION 11.04 PARTICIPANTS' OPTION TO DIVERSIFY.

The Committee shall establish a procedure under which each Participant may, during the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Accounts committed to alternative investment options within an "Investment Fund." For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Accounts committed to other investments. The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached age 55 and completed 10 years of participation in the Plan; a Participant's election to diversify his Accounts must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Committee shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Committee may, in its discretion, permit a transfer of a portion of the Participant's Accounts to the Employer's 401(k) Plan (if any) in order to satisfy this Section 11.04, provided such investments comply with Section 401(a)(28)(B) of the Code and such transfer is not otherwise prohibited under the Code or ERISA. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 11.04.

                                   SECTION 12
                       ADOPTION, AMENDMENT AND TERMINATION

SECTION 12.01 ADOPTION OF PLAN BY OTHER EMPLOYERS.

With the consent of the Bank, any entity may become a participating Employer under the Plan by:

(a)  taking such action as shall be necessary to adopt the Plan;

(b)  becoming a party to the Trust Agreement establishing the Trust Fund; and

(c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

SECTION 12.02 ADOPTION OF PLAN BY SUCCESSOR.

In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

SECTION 12.03 PLAN ADOPTION SUBJECT TO QUALIFICATION.

Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification, and the Plan, as amended, is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.

SECTION 12.04 RIGHT TO AMEND OR TERMINATE.

(a) The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers.

(b) No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, neither the provisions of Section 5.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee's instructions.

(c) In the event of a Change in Control, the Plan shall be terminated and allocations made to Participants in accordance with the provisions of
     Section 5.08 of the Plan.

                                   SECTION 13
                               GENERAL PROVISIONS

SECTION 13.01 NONASSIGNABILITY OF BENEFITS

The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred. The prohibitions set forth in this Section 13.01 shall also apply to any judgment, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a domestic relations order, unless such judgment, decree or order is determined to be a "qualified domestic relations order" as defined in Section 414(p) of the Code.

SECTION 13.02 LIMIT OF EMPLOYER LIABILITY

The liability of the Employers with respect to Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.

SECTION 13.03 PLAN EXPENSES.

All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer.

SECTION 13.04 NONDIVERSION OF ASSETS.

Except as provided in Sections 5.05 and 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

SECTION 13.05 SEPARABILITY OF PROVISIONS.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

SECTION 13.06 SERVICE OF PROCESS.

The agent for the service of process upon the Plan shall be the Chairman of the Board of the Bank and the Trustee, or such other person as may be designated from time to time by the Bank.

SECTION 13.07 GOVERNING LAW.

The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of Missouri to the extent those laws are not preempted by federal law, including the provisions of ERISA.

SECTION 13.08 SPECIAL RULES FOR PERSONS SUBJECT TO SECTION 16(b) REQUIREMENTS.

Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan. In addition, any person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 Act receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of six months, commencing with the date of distribution. However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, Disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

SECTION 13.09 MILITARY SERVICE.

Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   SECTION 14
                              TOP-HEAVY PROVISIONS

SECTION 14.01 TOP-HEAVY PROVISIONS.

(i) KEY EMPLOYEE. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with
     Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) DETERMINATION OF PRESENT VALUES AND AMOUNTS. This section (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the distribution date.

     (A) Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period".

     (B) Participants not performing services during the year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account."

SECTION 14.02 PLAN MODIFICATIONS UPON BECOMING TOP-HEAVY.

(a) MINIMUM ACCRUALS. Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a non-Key Employee (as defined under Section 416(i)(1) of the Code), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:

     (i)  three percent (3%) of his Compensation for the Plan Year; and

     (ii) a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee's Compensation.

(b) The preceding provision will remain in effect for the period in which the Plan is top-heavy. If, for any particular year thereafter, the Plan is no longer top-heavy, the provisions contained in this Section 14.02 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.

                              ESOP TRUST AGREEMENT

                                     BETWEEN

                              RSGROUP TRUST COMPANY

                                       AND

                              LIBERTY SAVINGS BANK

     THIS AGREEMENT OF TRUST (the "Agreement") effective as of April 1, 2006 by and between LIBERTY SAVINGS BANK, a federal savings bank (the "Company"), and RSGROUP TRUST COMPANY, a trust company incorporated under the laws of the State of Maine, replaces in its entirety the trust agreement entered into by and between the Company and Marvin Weishaar, Ralph W. Brant, Jr. and Robert T. Servier, as the original trustees of the Liberty Savings Bank Employee Stock Ownership Plan effective January 1, 1993.

                                   WITNESSETH

     WHEREAS, the Company has adopted the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan (the "Plan"), effective as of October 1, 2005 for the exclusive purpose of providing benefits to participants and their beneficiaries under the Plan;

     WHEREAS, in connection with the original adoption of the Liberty Savings Bank Employee Stock Ownership Plan the Company established a trust effective January 1, 1993; and

     WHEREAS, Marvin Weishaar, Ralph W. Brant, Jr. and Robert T. Servier currently serve as the trustees of the Liberty Savings Bank Employee Stock Ownership Plan and wish to resign their position as trustees effective April 1, 2006; and

     WHEREAS, the Company wishes to appoint RSGroup Trust Company to serve as successor trustee for the Plan Trust (the "Trustee"), effective April 1, 2006; and

     WHEREAS, the Trustee wishes to accept its appointment as successor trustee for the Plan; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                    ARTICLE I
                                      TRUST

     SECTION 1.1. The Company and the Trustee hereby agree to enter into this trust agreement which replaces in its entirety the original trust established in connection with the adoption of the Liberty Savings Bank Employee Stock Ownership Plan. The new trust established under this agreement consists of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund." The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Company or any affiliated entity or by any participant under the Plan is in accordance with the terms of the Plan, nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

     SECTION 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of participants and their beneficiaries under the Plan and for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying the reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Company or any affiliated entity.

     SECTION 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator, the individual specified in the Plan as the fiduciary responsible for the day-to-day operation and administration of the Plan. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

                                   ARTICLE II
                             INVESTMENT OF THE FUND

     SECTION 2.1. In accordance with the provisions of the Plan, the Trustee shall invest and reinvest the Fund without distinction between principal and income in Company Stock in accordance with the terms of the Plan and this Agreement as directed by the Company. To the extent that contributions are made in Company Stock, the Trustee will be expected to retain such Company Stock. To the extent contributions are made in cash or other amounts are received in cash and are not needed to pay principal or interest on an ESOP loan, to pay distributions to participants and their beneficiaries or to pay expenses of the Trust, the Trustee will either distribute such amounts as a cash dividend in accordance with Section 7.2 of the Plan or credit such amounts to Plan accounts in accordance with Section 7.2 of the Plan. If at the time Company Stock is to be purchased, the Company has outstanding more than one class of Company Stock, the Company shall direct the Trustee as to which class of Company Stock shall be purchased.

     SECTION 2.2. In accordance with the provisions of the Plan and except as provided in Section 2.1, all assets of the Fund shall be invested by the Trustee solely in Company Stock, with the exception that if the Trustee is notified by the Company that a participant is eligible to make a diversification election, if provided for under the Plan, whereby the participant may transfer a specified portion of the participant's account to other investment options available under the Plan, the Trustee shall invest such specified portion of the participant's account in accordance with the participant's investment directions as provided for in the Plan and Section 2.3 hereof. The Company shall notify the Trustee of any such investment options currently available under the Plan and any other plan sponsored by the Company which accepts such amounts and of any changes thereto, which changes shall be effective no earlier than 60 days after delivery of written notice to the Trustee (unless otherwise agreed to by the Trustee).

     In accordance with the provisions of the Plan, the Named Fiduciary of the Plan is authorized to appoint an "investment manager" as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to be responsible for managing one or more of the designated investment options available under the Plan and selecting the specific investments that comprise any such investment option. In such case, the Named Fiduciary shall establish the investment policies and guidelines that the investment manager shall follow when managing the investment option for the Plan, but the Named Fiduciary shall not be responsible for the selection of the specific investments that comprise any such investment option. The Trustee shall follow the directions of the investment manager regarding the designated investment option(s) for which the investment manager is assigned responsibility.

     SECTION 2.3. In accordance with the provisions of the Plan, each participant who is eligible to make the diversification election described in
Section 2.2 shall direct the Trustee as to the investment of that portion of his or her account subject to such election. All investment directions by participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by participants and beneficiaries directly to the Trustee in accordance with rules and procedures established and approved by the Plan Administrator and the Trustee. In making any such investment of the assets of the Fund, the Trustee shall be fully entitled to rely on the directions from participants that are properly furnished to the Trustee, and the Trustee shall be under no duty to make any inquiry or investigation with respect thereto.

     SECTION 2.4. Subject to the provisions of Section 2.1, 2.2, and 2.3, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Fund:

          (a) with respect to the diversification election described in Section
     2.2 above, to invest and reinvest all or a part of the assets of the Fund in the available investment options under the Plan without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee, investment company, mutual fund, or other security or investment option offered by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

          (b) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereof, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

          (c) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

          (d) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

          (e) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof; and

          (f) generally to exercise any of the powers of an owner with respect to all or any part of the Fund.

     SECTION 2.5. Each participant or beneficiary to whose account shares of Company stock have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the voting and, if applicable, tendering of shares of Company stock allocated to his or her account, and the Trustee shall follow the directions of those participants and beneficiaries who provide timely instructions to the Trustee. The Trustee shall vote the shares of Company stock allocated to the accounts of participants for whom no timely instructions have been received in the same proportion as those shares of Company stock for which instructions were timely received, provided that the Plan requires that participants and beneficiaries be given advance notice as to the consequences of any failure to instruct the Trustee as to the voting of allocated shares of Company stock. Allocated shares of Company stock will not be tendered, unless directed by a participant or beneficiary to whose account shares of Company stock have been allocated. The Trustee or an independent fiduciary (engaged by the Trustee) shall direct the voting and, if applicable, tendering of shares of Company stock which have not been allocated to the accounts of participants or beneficiaries; provided, however, that the Trustee may require, in its sole discretion, that an independent fiduciary (engaged by the Company and approved of by the Trustee) shall direct the Trustee with respect to the voting, and, if applicable, tendering of shares of Company stock which have not been allocated with respect to any corporate matter which involves the voting of Company stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, a sale of substantially all assets of the business, or any similar transaction.

     SECTION 2.6. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

                                   ARTICLE III
                           DUTIES AND RESPONSIBILITIES

     SECTION 3.1. The Trustee, Company, Named Fiduciary and Plan Administrator shall each discharge their assigned fiduciary duties and responsibilities under this Agreement and the Plan solely in the interest of participants and their beneficiaries in the following manner:

          (a) for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

          (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) by selecting a range of available investment options under the Plan referenced in Section 2.2 so as to permit participants and beneficiaries to diversify their investments pursuant to Section 2.3; and

          (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of ERISA.

     SECTION 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company, the Named Fiduciary or the Plan Administrator. Any participant or beneficiary under the Plan may examine only those individual account records pertaining directly to that participant or beneficiary.

     SECTION 3.3. The Trustee shall determine the value of the Fund at such times as are mutually agreed upon by the Trustee and the Company but in no case less frequently than annually. The value of shares of Company Stock held in the Fund shall be determined at their fair market value defined as their closing market price on the relevant valuation date; provided, however, that in the event such shares of Company Stock have no readily-ascertainable fair market value because they are thinly-traded, at their fair value as determined in good faith and pursuant to written procedures recommended by the Company and approved by the Trustee as of such times as the Trustee determines to be appropriate, and from such financial publications, pricing services, or other services or sources as the Trustee reasonably believes appropriate. All other securities and the value of other assets held in the Fund shall be valued by the Trustee at their market values on the relevant valuation date under procedures established by the Trustee. For purposes of this Section, Company Stock shall be considered "thinly traded" if it is publicly traded on a national exchange or other generally recognized market, but not in sufficient volume and/or with sufficient frequency to assure prompt execution of buy and sell orders. The Trustee may seek an opinion from an independent investment advisor or legal counsel as to whether a given stock is "thinly traded."

     SECTION 3.4. Within 120 days after the end of each plan year for the Plan or within 120 days after its removal or resignation, the Trustee shall file with the Named Fiduciary a written account of the administration of the Fund showing all transactions effected by the Trustee with respect to the assets of the Plan subsequent to the period covered by the last preceding account to the end of such plan year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Such accounting shall show the net value of the Plan's interest in each investment option maintained by the Trustee for the Fund and shall include financial information necessary for the completion of the annual reports required for the Plan under ERISA. The Named Fiduciary may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 120 days from the date on which the accounting is delivered to the Named Fiduciary.

     SECTION 3.5. In accordance with the terms of the Plan, the Trustee shall establish and maintain separate accounts in the name of each participant in order to record all contributions by or on behalf of the participant to the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Trustee with participant enrollment data in a format acceptable to the Trustee identifying the name, address, social security number, and current investment directions of each participant for whom one or more separate accounts are to be established by the Trustee under this Agreement. With respect to all contributions to the Plan and other amounts that are transmitted to the Trustee, the Plan Administrator shall furnish the Trustee with participant allocation data in a format acceptable to the Trustee identifying each participant on whose behalf an amount is being transmitted to the Trustee and the dollar amount to be allocated to each of the participant's separate account under the Plan. In allocating amounts to participants' separate accounts under the Plan, the Trustee shall be fully entitled to rely on the participant enrollment and allocation data furnished to it by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

     SECTION 3.6. The Trustee shall, at least annually, furnish each participant in the Plan with statements reflecting the current fair market value of the participant's separate accounts under the Plan and all activities occurring within such accounts during the most recent reporting period, including Plan contributions, earnings, investment exchanges, distributions, and withdrawals.

     SECTION 3.7. The Trustee shall not be required to determine the facts concerning the eligibility of any participant to participate in the Plan, the amount of benefits payable to any participant or beneficiary under the Plan, or the date or method of payment or disbursement. The

Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

     SECTION 3.8. Unless resulting from the Trustee's gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Company shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

                                   ARTICLE IV
                            PROHIBITION OF DIVERSION

     SECTION 4.1. Except as provided in Section 4.2, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of participants or their beneficiaries, or for defraying reasonable expenses of administering the Plan.

     SECTION 4.2. The provisions of Section 4.1 notwithstanding, contributions made by the Company or any affiliated entity under the Plan will be returned to the Company or affiliated entity under the following conditions:

          (a) If a contribution is made by mistake of fact, such contributions may be returned within one year of the payment of such contribution upon demand of the Company or affiliated entity; and

          (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it will be returned within one year after the disallowance of the deduction upon demand of the Company or affiliated entity. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

          (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If a Plan is determined by the Internal Revenue Service to not be initially qualified, upon demand of the Company or affiliated entity any employer contributions made incident to that initial qualification will be returned within one year after the date the initial qualification is denied, provided that the determination of the Internal Revenue Service is made pursuant to an application for determination made by the time prescribed by law for filing the return of the Company or affiliated entity for the taxable year in which the Plan is adopted or such later date as is prescribed by the Secretary of the Treasury.

                                    ARTICLE V
                         COMMUNICATION WITH FIDUCIARIES

     SECTION 5.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Company, any named fiduciary, any investment manager or the Plan Administrator, the Trustee shall be entitled to rely upon any written communication signed by any person or agent designated to act as or on behalf of any such fiduciary. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and such authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

     SECTION 5.2. The Company shall notify the Trustee in writing of the appointment, removal or resignation of any person designated to act as or on behalf of the Company, the Named Fiduciary, any investment manager, or the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of any person designated to act as or on behalf of any such fiduciary until the Trustee receives notice from the Company to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Company, the Named Fiduciary, any investment manager or the Plan Administrator.

                                   ARTICLE VI
                             TRUSTEE'S COMPENSATION

     SECTION 6.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Company.

                                   ARTICLE VII
                       RESIGNATION AND REMOVAL OF TRUSTEE

     SECTION 7.1. The Trustee may resign at any time by written notice to the Company which shall be effective 60 days after delivery unless prior thereto a successor trustee shall have been appointed.

     SECTION 7.2. The Trustee may be removed by the Company at any time upon 60 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

     SECTION 7.3. The appointment of a successor trustee hereunder shall be accomplished by and take effect upon the delivery to the Trustee of written notice of the Company appointing such successor trustee, and an acceptance in writing of the successor trustee hereunder executed by the successor so appointed. A successor trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as the trustee hereunder. If within 60 days after notice of resignation or removal shall have been given under the provisions of this Article VII a successor trustee shall not have been appointed, the Trustee or Company may apply to any court of competent jurisdiction for the appointment of a successor trustee.

     SECTION 7.4. Upon the appointment of a successor trustee, the Trustee shall transfer and deliver the Fund to such successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor trustee and the Company who shall be jointly and severally liable therefor.

                                  ARTICLE VIII
                 AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

     SECTION 8.1. The Company may, by delivery to the Trustee of an instrument in writing, terminate this Agreement at any time.

     SECTION 8.2. The Company may partially terminate this Agreement at any time by delivering to the Trustee a written direction to transfer such part of the Fund as may be specified in such direction to any other trust established for the purpose of funding benefits under the Plan or under any other plan qualifying under Section 401 of the Code, established for the benefit of participants in the Plan or their beneficiaries by the Company or any affiliated entity or any successor transferee of the Company or any affiliated entity; provided such transfer shall be in conformity with the requirements of Federal law.

     SECTION 8.3. This Agreement may be amended from time to time by the Company; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to participants and their beneficiaries under the Plan or defraying the reasonable expenses of administering the Plan.

     SECTION 8.4. If the Plan is terminated in whole or in part, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing in accordance with the provisions of the Plan; provided, however, that the Trustee may delay distribution of the Fund until it has received from the Company a copy of an Internal Revenue Service determination letter addressing the Plan's tax-qualified status upon termination, or, in lieu thereof at the Trustee's sole discretion, an opinion from the Company's legal counsel that the Plan met all qualification requirements at the date of termination.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

     SECTION 9.2. Except as otherwise required by law in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, to the extent of any offset of a Participant's benefits as a result of any judgment, order, decree or settlement agreement provided in Section 401(a)(13)(C) of the Code, or any federal tax levy made pursuant to Section 6331 of the Code, or except as otherwise provided in the Plan with respect to any loan to a leveraged ESOP described in Section 4975(d)(3) of the Code or loan from the Fund to a participant in accordance with the provisions of the Plan, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any participant or beneficiary arising out of or created by the Plan either before or after the participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such participant or beneficiary. Except as otherwise provided in the Plan with respect to any loan from the Fund to a participant in accordance with the provisions of the Plan, no participant or beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all participants and beneficiaries, regardless of their citizenship or place of residence.

     SECTION 9.3. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

     SECTION 9.4. The Trustee hereby acknowledges receipt of a copy of the Plan. The Company will cause a copy of any amendment to the Plan to be delivered to the Trustee.

     SECTION 9.5. The construction, validity and administration of this Agreement shall be governed by ERISA and, to the extent not preempted by ERISA, the laws of the State of Maine without regard to its rules regarding conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                                        LIBERTY SAVINGS BANK


                                        BY: /s/ Brent Giles
                                            ------------------------------------
                                            Brent Giles
                                            President and Chief Executive
                                            Officer


                                        RSGROUP TRUST COMPANY


                                        BY: /s/ Stephen P.Polak
                                            ------------------------------------
                                            Stephen P. Polak
                                            PRINT NAME

                                            Executive Vice President
                                            ------------------------------------
                                            TITLE